Exhibit 10.3

Amendment No. 1 to Employment Agreement

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of July 10, 2018, by and among B. Riley Financial, Inc. (the “Company”) and Bryant R. Riley (the “Executive”). The above parties are referred to collectively herein as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have entered into an Employment Agreement dated January 1, 2018 (the “Existing Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Existing Agreement to revise certain terms contained therein.

AGREEMENT

NOW THEREFORE, each of the Parties, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby agree as follows:

1.             Definitions. Each capitalized term not defined herein shall have the definition ascribed to it in the Existing Agreement.

2.             Amendment. The Existing Agreement shall be amended as follows:

(a)            By deleting Section 1 in its entirety and replacing it with the following:

“Employment. The Company shall employ the Executive as Co-Chief Executive Officer of the Company (“Position”), and Executive accepts such employment commencing on July 10, 2018 and continuing until terminated in accordance with the termination provisions below (the “Employment Period”).”

(b)           By deleting the second sentence of Section 3.2 in its entirety and replacing it with the following:

“Executive’s target bonus shall be equal to not less than 150% of Executive’s Base Salary.”

3.             Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the Existing Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

4.             Miscellaneous Provisions.

(a)           Further Assurances. Each Party, at the reasonable request of the other Party, and without additional consideration, shall, from time to time (i) execute and deliver, or shall cause to be executed and delivered, such further certificates, agreements or instruments, and (ii) take such other action, as the other Party may reasonably request, to consummate or implement the amendment contemplated by this Amendment.

(b)           Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: CFO & COO

/s/Bryant R. Riley
Bryant R. Riley